NEITHER THIS SECURED CONVERTIBLE PROMISSORY NOTE NOR THE UNDERLYING COMMON STOCK AND WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL TO THE PAYEE SATISFACTORY TO COUNSEL OF THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. HEDGING TRANSACTIONS IN THESE SECURITIES MAY NOT BE CONDUCTED, EXCEPT IN COMPLIANCE WITH THE ACT.

                     12% SECURED CONVERTIBLE PROMISSORY NOTE

May 1, 2006                                                          $260,000.00

         FOR VALUE RECEIVED, the undersigned, DTLL, Inc., a Minnesota corporation ("MAKER" or the Company ), hereby promises to pay to the order of Aspatuck Funding, LLC ("PAYEE" or Lender) the principal sum of TWO HUNDRED SIXTY DOLLARS ($260,000,.00) with interest on the unpaid principal amount at the rate of 12% per annum (and on any overdue payment of principal or interest at the Default Rate set forth in paragraph 4(b)(1) below), and with the principal balance and all accrued interest being due and payable ONE HUNDRED TWENTY (120) days from the date of this Note ("MATURITY DATE"), all as hereinafter provided. The Note has been issued pursuant to a Loan Agreement between the Company and the Payee. In addition the Company or an affiliate of the Company and Lender have entered into "Related Agreements" as defined by the Loan Agreement. Unless otherwise indicated by the context defined words shall have the meanings set forth in the Loan Agreement.

         1. PAYMENTS OF INTEREST AND PRINCIPAL.

               a. INTEREST. Maker shall pay interest to Payee on the unpaid outstanding principal balance owed to Payee hereunder at the rate of 12% per annum. Interest shall accrue and be payable on the Maturity Date this Note.

               b. PRINCIPAL. Maker shall have no duty or obligation to pay any portion of the outstanding principal or interest owed hereunder, except as hereinafter provided, until the Maturity Date. On the Maturity Date all accrued interest and outstanding principal shall be due and payable, and shall be paid to Payee.

               c. PAYMENTS. All payments made hereunder shall be applied as made first to the payment of interest then due, and the balance of said payment shall be applied to the payment of the principal sum. No prepayment may be made without not less than 10 business days prior written notice to Payee

               d. PLACE OF PAYMENT. All payments of principal and interest shall be made at the address of Payee at its address specified in the Loan Agreement, or as otherwise specified by Payee, in writing, to Maker.

              2. CONVERSION AND REDEMPTION.

               a.   CONVERSION.

               (i) At any time during the 120 day term of this Note and continuing until 5:00 p.m. on the Maturity Date, and continuing until payment, the Payee may convert all, or portions of the principal plus accrued interest thereon ("Principal Amount") and accrued interest thereon into shares of Common Stock ("CONVERSION SHARES") of the Maker. The number of Conversion Shares shall be equal to the Principal Amount to be converted, divided by ONE DOLLAR ($1.00) or such other amount as provided herein (`Conversion Price"). The Payee shall exercise the option to convert by sending this Note and written election to such effect to the Maker, which election shall specify the amount of principal and accrued to be converted. If this Note is converted as to less than the entire unpaid principal amount hereof, a new Note for the unconverted balance of this Note shall be delivered to the Payee.

               (ii) In the event of a default in payment of the Note when due, either on the Maturity Date or earlier, then the Payee may convert all of the Principal Amount into such number shares of Common Stock of the Maker as shall constitute seventy (70%) percent of the outstanding shares of the Maker on a fully diluted basis after the conversion.

               b. GENERAL ADJUSTMENTS. In the event that the outstanding Common Stock of the Maker hereafter is restructured or revised by recapitalization, reclassification, combination of shares, stock split or split-up or stock dividend, the aggregate number and kind of Common Stock subject to conversion under this Note shall be adjusted appropriately, both as to the number of shares of Common Stock and the conversion price. No fractional shares will be issued upon any conversion, but an adjustment therefor in cash will be made with respect to any fraction of a share which would otherwise be issuable based upon the market price for one share of the Maker's Common Stock on the trading day immediately preceding any notice of conversion hereunder multiplied by such fraction or, in the alternative, at the election of the Maker, the fractional share may be rounded up to the nearest whole share.

               c. PRICE ADJUSTMENTS. Moreover, if the Maker shall at any time prior to the conversion or repayment in full of the Principal Amount issues any shares of Common Stock or securities convertible into Common Stock to a person other than the Maker (except pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed in SEC Reports); for a consideration per share less than the Conversion Price in effect at the time of such issuance, then the Conversion Price shall be immediately reset to such lower Price at the time of issuance of such securities. For purposes hereof, the issuance of any security of the Maker convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

               d. SALE, EXCHANGE, ETC. In case of any sale, exchange, tender offer, redemption or buyout of the Maker's shares, or any consolidation of the Maker with or merger of the Maker into another corporation, or in case of any sale, transfer or lease to another corporation of all or substantially all other property of the Maker, the Maker or such successor or purchasing corporation, as the case may be, shall execute with the Payee an agreement that the Payee shall have the right thereafter, upon payment of the per share conversion price in effect immediately prior to such action, to convert, on the same basis which it would have or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such conversion been accomplished immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided herein. These provisions shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

               e.   SECURITIES COVENANTS. The Maker covenants and agrees that:
                    (i) all shares of Common Stock delivered upon conversion (in accordance with the terms and conditions set forth herein) of this Note will, upon delivery, be duly and validly authorized and issued, fully paid and non-assessable and free from all liens and charges with respect to the purchase thereof; and (ii) it will at all times reserve and keep available an authorized number of shares of its Common Stock sufficient to permit conversion.

               f. CONVERSION PRIVILEGES. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

                 3. COVENANTS

         In addition to Covenants and agreements elsewhere in this Note, Loan Agreement and Related Agreements, the following Covenants shall apply while this Note remains unpaid the breach of any of which shall accelerate payment of principal and interest under this Note.

                  (a) REQUIRED APPROVALS, The Company, without the prior written consent of the Lender, shall not

                            i. directly or indirectly declare or pay any
                           dividends or make any other distribution to shareholders, or (ii) redeem any of its equity interests;

                            ii liquidate, dissolve or effect a material
                           reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity:

                            iii. execution of any agreement or instrument
                           (including an amendment to or modification of an existing agreement) which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Note or any other Related Agreement or any of the agreements contemplated hereby or thereby;

                             iv. materially alter or change the scope of the
                            prospective business of the Company;

                             v. (A) create, incur, assume or suffer to exist any
                           indebtedness in (B) cancel any debt owing to it ; (C) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person,

                            vi. create or acquire any Subsidiary after the date hereof.

                            vii. engage in any transaction or amend the terms of
                           any agreement with any person or entity who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company,

                           viii. make any payment not approved by Payee or

                           ix. issue or agree to issue any securities of any kind with or without consideration unless the price received in cash by the Company is three ($3.00) Dollars or more or if the security is an option, convertible security or similar security the exercise price or conversion price of such security is $3.00 or greater.

                           Notwithstanding the forgoing the Company may enter into any transaction involving any of the foregoing actions referred to in (v) or (viii) if required for a Casino Transaction or in the ordinary course of business provided that arrangements are made for the payment of all amounts due under this Note at the time of consummation of such transaction.



                   b. SEC FILINGS The Company will timely file with the SEC all reports (or permitted extension thereof) required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                  c. STOP TRADE. If an SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five
                            (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, the Maker shall cure such trading suspension within twenty (20) business days of such order or suspension or list the Common Stock on another Principal Market within twenty (20) business days after such order or suspension. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

                          d. DOCUMENTS. Maker shall make available to Lender at
                            the Company's principal business office during reasonable business hours, all invoices, bank statements, agreements or proposed agreements and all correspondence relating to the Casino Transactions. In addition, within five (5) business days after the written request of Payee for copies of any Company or Affiliate documents or records, the Company shall deliver or cause the Affiliate to deliver, (as the case may be) to a location designated by Lender copies of such documents or records.

                   e. PAY PAYABLES TIMELy. Pay all accounts payable when due.



            4.  DEFAULT AND REMEDIES.

                  a. DEFAULT. The occurrence of any of the following shall constitute an event of default ("EVENT OF DEFAULT") and upon such event the principal and interest of the Note shall be immediately due and payable:

                           i. FAILURE TO PAY. Maker fails to pay, when due, any of the obligations provided for in this Note when due and such failure to pay continues for a period of 3 business days after Makers receipt of written notice of failure from Lender;

                           ii BREACH OF COVENANT. The Maker breaches any covenant or any other term or condition of this Note or the Loan Agreement, or the Maker breaches any covenant or any other term or condition of any Related Agreement and any such breach, continues for a period of twenty (20) days after the occurrence thereof unless a different cure period is stated in any such Agreement. Without limiting the foregoing and by way of example this note shall become immediately due and payable if the Company without Payee's consent or waiver: issues any security, incurs any debt, allows any accounts payable to become past due or fails to timely file any and all SEC filings.

                           iii. BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Maker or Affiliate in this Note or the Loan Agreement or in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

                           iv. CASINO TRANSACTIONS. The termination or abandonment of the Casino Transactions.

                           v. DENOMINATED EVENTS. The occurrence of any event expressly denominated as an Event of Default in this Note; vi. PETITION BY OR AGAINST MAKER. There is filed by or against Maker any petition or complaint with respect to its own financial condition under any state or federal bankruptcy law or any amendment thereto (including without limitation a petition for reorganization, arrangement or extension of debts) or under any other similar insolvency laws providing for the relief of debtors and such petition or complaint is not set aside, stayed or terminated within sixty
                           (60) days after filing; or

                           vii. APPOINTMENT OF RECEIVER. A receiver, trustee, conservator or liquidator is appointed for Maker, or for all or a substantial part of its assets; or Maker shall be adjudicated bankrupt, insolvent or in need of any relief provided to debtors by any court and such appointment or adjudication is not set aside, stayed or terminated within sixty (60) days after filing.

                           viii. CHANGE OF MANAGEMENT OR CONTROL. If John C. Paulsen or Dhru Desai cease to be officers and /or directors of the Maker or beneficial owners of the majority of the stock of the Maker.

                  b. REMEDIES. Upon the occurrence of an Event of Default and for so long as such default is continuing:

                             i. the outstanding principal amount of this Note and interest thereon at the rate of 1 1/2% per month from said occurrence until paid in full (the "DEFAULT RATE") shall, at the option of Payee, become immediately due and payable.

                            ii. Payee may exercise any of the other remedies
provided under applicable laws.

                            iii. Maker shall be liable for all costs, charges and expenses incurred by Payees by reason of the occurrence of any Event of Default or the exercise of Payees' remedies with respect thereto.

            5. INVESTMENT INTENT. This Note is given to Payee with the understanding that Payee is acquiring this Note and, upon conversion, the Conversion Shares, for investment purposes and not with a view to, for resale in connection with, or with intent of participating directly or indirectly in any distribution within the meaning of the Securities Act of 1933, as amended. Payee shall not divide his participation with others or resell, assign or otherwise dispose of all or any part of this Note.

            6 SECURITY INTEREST. This Note and Maker's liabilities hereunder are secured by a security interest, lien and encumbrance on the Collateral as defined in and evidenced by the Security Agreement of which agreements is a Related Agreement.



            7      MISCELLANEOUS.

                  a. WAIVERS. No waiver of any term or condition of this Note shall be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of Payee to exercise any power hereunder, or to insist upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

                  b. INVALID TERMS. In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  C. SUCCESSORS. This Note shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Payee, its legal representatives, successors and assigns.

                  d. CONTROLLING LAW. This Note shall be read, construed and governed in all respects in accordance with the laws of the State of New York.

                     e. AMENDMENTS. This Note may be amended only by an
                   instrument in writing executed by the party against which enforcement of the amendment is sought

                     f. NOTICES. All notices required or permitted hereunder
                   shall be in writing and shall be deemed effectively given: upon personal delivery to the party to be notified; when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

                           if to  the Company :

                           DTLL, Inc.
                           4000 Main Street, Suite 215
                           Bay Harbor, MI 49770
                           Attention: John Paulsen, CEO

                           with a copy to:

                           Arnstein & Lehr
                           120 South Riverside Plaza
                           12th Floor
                           Chicago, IL 60606
                           Attention: Jerold N. Siegan



                           if to the Lender, to:

                               Aspatuck Funding, LLC
                               767 Third Avenue, 18th Floor
                               New York, NY 10017
                               Attention: Jason  M. Meyers



                            with a copy to:

                            Fredric J. Gruder, Attorney at Law
                            775 Park Avenue, Suite 255
                            Huntington, NY 11743



                  or at such other address as the Company or the Lender may designate by written notice to the other parties hereto given in accordance herewith



         G. TIME OF ESSENCE. Time is of the essence in this Note and each and every provision hereof.

                  H. HEADINGS. All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein.

                  I. FACSIMILE COPIES. The Maker hereby specifically agrees that a fax copy of this Note shall have the same legal force effect as an original signed copy of this Note and that a fax copy shall be deemed for all legal purposes as an original manually signed copy of this Note.

                  j. WAIVERS OF DEMAND, ETC. Maker hereby waives demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting, and consents to substitution, release, or impairment of collateral, the taking of additional collateral, extensions of time for payment, renewals of this Note and acceptance of partial payments, whether before, at, or after maturity, all or any of which may be made without notice and without affecting Maker's liability to Lender. The Maker hereby waives, in favor of the Lender, any and all rights of contribution, subrogation, exoneration and any similar rights and interest so long as any amount evidenced by this Note remains unpaid.

                  K. CONSTRUCTION OF TERMS. Whenever the context so requires, any gender is deemed to include any other, and the singular is deemed to include the plural, and conversely.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.



                                   DTLL, Inc.

                                    By:
                                       -----------------------------------------


                                    Its: ____________________________


                                    -------------------------------
                                    Signature